Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276391, 333-269112, 333-262477 and 333-255377 on Form S-8 and Registration Statement No. 333-267884 on Form S-3 of our report dated March 28, 2024, relating to the financial statements of Biomea Fusion, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

March 28, 2024